UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2021

FORUM MERGER III CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39457	84-2308711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 South Congress Avenue, Suite 103

Delray Beach, FL 33445

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 739-7860

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	FIIIU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	FIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	FIIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to the Agreement and Plan of Merger

On May 7, 2021, Forum Merger III Corporation (“Forum”) entered into an amendment (the “First Amendment”) to that certain Agreement and Plan of Merger entered into on December 10, 2020 (the “Merger Agreement”) with ELMS Merger Corp., a Delaware corporation and a wholly owned subsidiary of Forum (“Merger Sub”), Electric Last Mile, Inc., a Delaware corporation (“ELM”), and Jason Luo, in his capacity as the initial stockholder representative to ELM, pursuant to which, subject to the satisfaction or waiver of certain conditions set forth therein (including the completion of the Carveout Transaction (as defined below)), Merger Sub will merge with and into ELM, with ELM surviving the merger in accordance with the Delaware General Corporation Law as a wholly owned subsidiary of Forum (the transactions contemplated by the Merger Agreement, the “Business Combination”).

The consummation of the Business Combination is subject to, among other conditions, (i) the effectiveness of (A) the exclusive IP license agreement, dated April 9, 2021, by and between SF Motors Inc. (d/b/a SERES), a Delaware corporation (“SERES”), and ELM (the “SERES Exclusive Intellectual Property License Agreement”), (B) the agreement of purchase and sale, dated April 9, 2021, by and between SERES and ELM (the “SERES Asset Purchase Agreement”), and (C) the supply agreement, dated April 9, 2021, by and between Chongqing Sokon Motor (Group) Imp. & Exp. Co., Ltd. (“Sokon”) and ELM (the “Sokon Supply Agreement” and, together with the SERES Exclusive Intellectual Property License Agreement and the SERES Asset Purchase Agreement, the “Key Contracts”), and that each such contract is valid and binding and in full force and effect, no written notice of intent to terminate any such contracts has been delivered and that the transactions contemplated by such contracts have been consummated; (ii) the acquisition by ELM of a leasehold interest in, or fee simple title to, the Mishawaka, Indiana manufacturing facility (provided that Forum has agreed that this condition will be waived upon delivery by ELM of evidence of the mutual written agreement of ELM and SERES as to the date and time of the transfer of possession of the facility to ELM in accordance with the SERES Asset Purchase Agreement, which date and time shall be no later than two business days following the closing of the Business Combination (the “Closing”)); and (iii) the receipt by ELM of key intellectual property rights related to its proposed business from SERES ((i), (ii) and (iii) collectively referred to as the “Carveout Transaction”).

Pursuant to the First Amendment, Forum will issue, at Closing, 5,000,000 shares of common stock, par value $0.0001 per share, of Forum (“common stock”) to SERES in satisfaction of ELM’s obligation under the SERES Asset Purchase Agreement to deliver shares of common stock to SERES as compensation for strategic cooperation, consulting services and technical support provided by SERES to ELM prior to the Closing.

Letter Agreement

In connection with the execution of the Key Contracts, on May 7, 2021, Forum executed a letter agreement (the “Letter Agreement”) in favor of ELM confirming that, for purposes of the Merger Agreement, (1) the term “Key Contract” is deemed to exclude reference to the Transition Services Agreement and the SERES Exclusive Patent License Agreement (in each case, as defined in the Merger Agreement), (2) each reference in the Merger Agreement to the “SERES Lease Agreement” is deemed to refer to the SERES Asset Purchase Agreement, and (3) each reference in the Merger Agreement to the “Sokon Supply Agreement” is deemed to refer to the Sokon Supply Agreement. In addition, Forum agreed in the Letter Agreement that the condition to closing in the Merger Agreement requiring ELM to acquire a leasehold interest in, or fee simple title to, the Mishawaka, Indiana manufacturing facility will be waived by Forum upon delivery by ELM of evidence of the mutual written agreement of ELM and SERES as to the date and time of the transfer of possession of the facility to ELM in accordance with the SERES Asset Purchase Agreement, which date and time shall be no later than two business days following the Closing. In the Letter Agreement, Forum also confirmed that the closing condition requiring that each of the Key Contracts be executed by each of the parties thereto, in form and substance acceptable to Forum (in Forum’s sole discretion), has been satisfied in full.

The foregoing descriptions of the First Amendment and the Letter Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the First Amendment and the Letter Agreement, copies of which are attached as Exhibits 2.1 and 10.1 hereto and are incorporated by reference herein.

Important Information About the Business Combination and Where to Find It

In connection with the Business Combination, Forum filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (“SEC”) and intends to file a definitive proxy statement with the SEC. Forum’s stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, when available, the definitive proxy statement, in connection with Forum’s solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the Business Combination, because these documents contain important information about Forum, ELM and the Business Combination. When available, the definitive proxy statement for the Business Combination will be mailed to stockholders of Forum as of a record date to be established for voting on the Business Combination. Forum’s stockholders may also obtain a copy of the preliminary proxy statement, any amendments thereto, and, once available, the definitive proxy statement, as well as other documents filed with the SEC by Forum, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Forum Merger III Corporation, 1615 South Congress Avenue, Suite 103, Delray Beach, FL 33445.

Participants in the Solicitation

Forum and its directors and executive officers may be considered participants in the solicitation of proxies with respect to the Business Combination. Information about the directors and executive officers of Forum and a description of their interests in Forum are set forth in the preliminary proxy statement, which was filed with the SEC, and will be set forth in the definitive proxy statement, when it is filed with the SEC, in connection with the proposed Business Combination. These documents can be obtained free of charge from the sources indicated above. ELM and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Forum in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination are set forth in the preliminary proxy statement, which was filed with the SEC, and will be set forth in the definitive proxy statement, when it is filed with the SEC, in connection with the proposed Business Combination. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forum’s and ELM’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Forum’s and ELM’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination, the size, demands and growth potential of the markets for ELM’s products and ELM’s ability to serve those markets, ELM’s ability to develop innovative products and compete with other companies engaged in the commercial delivery vehicle industry and/or the electric vehicle industry, ELM’s ability to attract and retain customers, the estimated go to market timing and cost for ELM’s products, the implied valuation of ELM and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Forum’s and ELM’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement relating to the Business Combination or could otherwise cause the Business Combination to fail to close; (2) the inability of ELM to consummate the Carveout Transaction (as defined below); (3) the outcome of any legal proceedings that may be instituted against Forum or ELM following the announcement of the Business Combination; (4) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of Forum or other conditions to closing in the Merger Agreement; (5) the receipt of an unsolicited offer from another party for an alternative business transaction that could interfere with the Business Combination; (6) the inability to obtain the listing of the common stock of the post-acquisition company on the Nasdaq Stock Market or any alternative national securities exchange following the Business Combination; (7) the risk that the announcement and consummation of the Business Combination disrupts current plans and operations; (8) the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that ELM may be adversely affected by other economic, business, and/or competitive factors; (12) the impact of COVID-19 on the combined company’s business; and (13) other risks and uncertainties indicated from time to time in the proxy statement filed relating to the Business Combination, including those under the “Risk Factors” section therein, and in Forum’s other filings with the SEC. Some of these risks and uncertainties may in the future be amplified by the COVID-19 outbreak and there may be additional risks that Forum and ELM consider immaterial or which are unknown. Forum and ELM caution that the foregoing list of factors is not exclusive. Forum and ELM caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. ELM is currently engaged in limited operations only and its ability to carry out its business plans and strategies in the future are contingent upon the closing of the Business Combination. The consummation of the Business Combination is subject to, among other conditions, (i) the effectiveness of certain agreements between ELM and SF Motors, Inc. (d/b/a SERES) (“SERES”), (ii) the acquisition by ELM of a leasehold interest in, or fee simple title to, the Indiana manufacturing facility prior to the Business Combination (provided that Forum has agreed that this condition will be waived upon delivery by ELM of evidence of the mutual written agreement of ELM and SERES as to the date and time of the transfer of possession of the facility to ELM, which date and time shall be no later than two business days following the closing of the Business Combination), and (iii) the securing by ELM of key intellectual property rights related to its proposed business (collectively, the “Carveout Transaction”). All statements herein regarding ELM’s anticipated business assume the completion of the Carveout Transaction. Forum and ELM do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	First Amendment to the Agreement and Plan of Merger, dated as of May 7, 2021, by and among Forum Merger III Corporation, ELMS Merger Corp., Electric Last Mile, Inc. and Jason Luo.
10.1	Letter Agreement, dated as of May 7, 2021, by Forum Merger III Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORUM MERGER III CORPORATION

Dated: May 7, 2021	By:	/s/ David Boris
		Name:	David Boris
		Title:	Co-Chief Executive Officer and Chief Financial Officer

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